LONGFIN CORP.

10,000,000 Shares of Class A Common Stock

UNDERWRITING AGREEMENT

August 21,2017

Network 1 Financial Securities, Inc. Galleria, Penthouse

2 Bridge Avenue, Building 2

Red Bank, NJ 07701

Dear Ladies and Gentlemen:

Longfin Corp., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions contained in this Underwriting Agreement (this "Agreement"), to issue and sell up to 10,000,000 shares of its Class A common stock, par value $0.00001 per share (the "Common Stock"), to investors (collectively, the "Investors") in an initial public offering pursuant to Regulation A through you as the underwriter (the "Underwriter"), acting on a "best efforts" basis only, in connection with such sales. The shares of Common Stock to be sold in this offering are referred to herein as the "Shares." The Shares are more fully described in the Offering Statement (as hereinafter defined).

The Company hereby confirms its agreements with the Underwriter concerning the purchase and sale of the

Shares, as follows:

(1) Registration Statement on Form 1-A. The Company has filed with the Securities and Exchange Commission (the "Commission") an offering statement on Form 1-A (File No. 024-10684) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any Offering Circular and all exhibits to such offering statement as may have been amended, the "Offering Statement") relating to the Shares pursuant to Regulation A as promulgated under the Securities Act of 1933, as amended (the "Act"), and the other applicable rules, orders and regulations (collectively referred to as the "Rules and Regulations") of the Commission promulgated under the Act. As used in this Agreement:

(1) "Amended Final Offering Circular" means the amended Final Offering Circular relating to the public offering of the Shares as filed with Commission on August 8, 2017;

(2) "Applicable Time" means 5:00p.m. (Eastern time) on the date of this Agreement; (3)"Final Offering Circular" means the final offering circular relating to the public offering of the Shares as filed with the Commission pursuant to Regulation A of the

Rules and Regulations on May 24, 2017, and qualified by the Commission on June 16,

2017;

(4) "Preliminary Offering Circular" means any preliminary offering circular relating to the Shares included in the Offering Statement pursuant to Regulation A of the Rules and Regulations;

(5) "Qualification Date" means June 16, 2017, the date which the Offering Statement, as amended, was qualified with the Commission pursuant to Regulation A, the Act and the Rules and Regulations; and

(6) "Testing-the-Waters Communication" means any video or written communication with potential investors undertaken  in reliance on Rule 255 of the Rules and Regulations.

(2) Agreement  to Act on a Best Efforts Basis. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Underwriter agrees to its best efforts in connection with the issuance and sale by the Company of the Shares to the Investors. Under no circumstances will the Underwriter be obligated to underwrite or purchase any of the Shares for its own accounts or otherwise provide any financing. The Company will pay to the Underwriter the Fee (as defined in Section (3)(d)(l) of this

Agreement); the Non-Accountable Expense Allowance (as defined in Section (3)(d)(l){B) of this Agreement).   Further, the Company will issue to the Underwriter the Underwriter's Warrants (as defined in Section (3)(d)(l) of this Agreement) and shall reimburse the Underwriter for all incurred expenses.

The Underwriter shall have the right to enter into selected dealer agreements with other broker-dealers participating in the Offering (each dealer being referred to herein as a "Dealer" and said dealers being collectively referred to herein as the "Dealers"). The Fee shall be re-allowable, in whole or in part, to the Dealers. The Company will not be liable or responsible to any Dealer for direct payment of compensation to any Dealer, it being the sole and exclusive responsibility of the Underwriter for payment of compensation to Dealers with whom the Underwriter entered into an agreement.

(3) Delivery and Payment.

(a) On or after the date of this Agreement, the Company, the Underwriter and Colonial Stock Transfer Company, Inc. (the "Agent") will enter into an escrow agreement substantially in the form included as an exhibit to the Offering Statement (the "Escrow Agreement"),  pursuant to which a separate bank account, as agent or trustee for the persons who have the beneficial interests therein, will be established, as an expense of the Underwriter, for the benefit of the Investors (the "Separate Account").

(b) Prior to each closing date of the offering (each, a "Closing Date"), purchases of Shares may be through broker transactions where each Investor will provide instructions to its Broker to purchase shares in accordance with FINRA regulations and (iii) funds received from any Investor will be promptly transmitted to the Separate Account in compliance with Rule 15c2-4 of the

Securities Exchange Act of 1934, as amended (the "Exchange Act").

(c) If the Agent shall have received an amount of funds as may be agreed upon by the Company and the Underwriter (the "Initial Closing Date"), the Agent will release the balance of the Separate Account for collection by the Company and the Underwriter as provided in the Escrow Agreement and the Company shall deliver the Shares purchased on the Closing Date to the Investors, which delivery may be made through the facilities of the Depository  Trust Company ("DTC") or via book entry with the Company's securities registrar and transfer agent, Colonial Stock Transfer Company, Inc. (the "Transfer Agent"). The initial closing and each subsequent closing (each, a "Closing") shall take place at the office of the Underwriter or such other location as the Underwriter and the Company shall mutually agree. All actions taken at the Closing shall be deemed to have occurred simultaneously on the date of the Closing.

(d) As compensation for services rendered, on each Closing Date, the Company shall:

(l) Fee and Non-Accountable Expense Allowance:. Pay the Underwriter by wire transfer of immediately available funds to an account or accounts designated by the Underwriter, the following:

(A) A fee (the "Fee") equal to (i) eight percent (8%) of the gross offering proceeds received by the Company from the sale of the Shares to Investors directly or indirectly introduced by or through the Underwriter to the Company; and (ii) four percent (4%) of the gross proceeds received by the Company from the sale of Shares to Investors not directly or indirectly introduced to the Company by or through the Underwriter, provided, that, big ticket investments introduced by the Company which are equal to or more than five (5) million dollars per ticket, the Fee shall be the total of two percent (2%).

(B) A non-accountable expense allowance equal to two percent (2%) of the gross offering proceeds received by the Company from the sale of the Shares to Investors directly or indirectly introduced to the Company by or through the Underwriter (the "Non-Accountable Expense Allowance"); and

(2) Underwriter's Warrants.

(A) Issue to the Underwriter (and/or its designees) warrants to purchase that number of shares of Class A Common Stock equal to (i) a total of eight percent (8%) of the Shares sold to Investors directly or indirectly introduced to the Company by or through the Underwriter (adjusted upward to the nearest whole share) and (ii) four percent (4%) of the Shares sold to Investors not indirectly or indirectly introduced to the Company by or through the Underwriter (adjusted upward to the nearest whole share) (the "Underwriter's Warrants"). The Underwriter's Warrants shall be in the form of Exhibit C attached hereto. The Underwriter's Warrants shall have an exercise price per share equal to one hundred twenty five percent (125%) of the offering price per Share (the "Exercise Price") as shown on the cover page of the Amended Final Offering Circular (as defined below) and shall be exercisable via cashless exericise in the event the shares underylying the

Underwriter's Warrants (the "Warrant Shares") are not registered pursuant to an effective registration statement under the Securities Act. The Underwriter's Warrants will be exercisable for a term of five years beginning on the date that is six months from date of issuance (the "Issue Date").

(B) If at any time following six months of the Issue Date, the closing price of the Common Stock is equal to or greater than one hundred twenty five percent (125%) of the Exercise Price of the Underwriter's Warrants for a period of seven (7) consecutive trading days, the Company shall have the right to require the holder thereof to exercise all or a portion of the Underwriter's Warrants by a stipulated deadline which shall not be later than ten business days after the ih trading day. In the event the Underwriter does not exercise the required portion of the Underwriter's Warrants by the stipulated deadline set forth by the Company, the unexercised portion thereof shall be forfeited. Notwithstanding the foregoing however, the Company may not require the Underwriter's

Warrants to be exercise unless the Warrant Shares have been registered for resale pursuant to an effective registration statement under the Securities Act or such Warrant Shares may be immediately resold by the holder hereof after exercise pursuant to Rule 144, or successor exemption, under the Securities Act.

(C) The Underwriter understands and agrees that there are significant restrictions pursuant to Financial Industry Regulatory Authority ("FINRA") Rule 5110 against transferring the Underwriter's Warrants and the underlying shares of Common Stock during the one hundred eighty (180) days after the Issue Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriter's Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Issue Date to anyone other than

(i) an underwriter or selected dealer in connection with the offering contemplated hereby or (ii) a bona fide officer or partner of the Underwriter or of any underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

(4) Representations and Warranties of the Company. The Company represents and warrants and covenants to the Underwriter that:

(a) The Offering Statement, has been filed with the Commission in accordance with the Act and Regulation A of the Rules and Regulations; no stop order of the Commission preventing or suspending the qualification or use of the Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted or, to the Company's, knowledge, are contemplated by the Commission.

(b) The Offering Statement, at the time it became qualified including any subsequent amendments thereto, as of the date hereof, and as the Closing Date, conformed  and will conform in all material respects to the requirements of Regulation A, the Act and the Rules and Regulations.

(c) The Offering Statement, at the time it became qualified including any subsequent amendments thereto, as of the date hereof, and as of each Closing Date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) The Preliminary Offering Circular did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements provided by the Underwriter and contained in the Preliminary Offering Circular as set forth in Section (9)(a).

(e) The Amended Final Offering Circular will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements provided by the Underwriter and contained in the Preliminary Offering Circular as set forth in Section (9)(a).

(f) As of the date hereof and as of the Closing Date, the Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Offering Statement and the Amended Final Offering Circular. The Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on or affecting the business, prospects, properties, management, financial position, stockholders' equity, or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). Complete and correct copies of the articles of incorporation and of the bylaws of the Company and all amendments thereto have been made available to the Underwriter, and no changes therein will be made subsequent to the date hereof and prior to any Closing Date without the prior notification to the Underwriter.

(g)The Company has no subsidiaries, nor does the Company own a controlling interest in any entity other than those entities set forth on Schedule 1 to this Agreement (each a "Subsidiary" and collectively the "Subsidiaries"). Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation. Each Subsidiary is duly qualified and in good standing as a foreign company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not be reasonably expected to have a Material Adverse Effect. All of the shares of issued capital stock of each corporate subsidiary, and all of the share capital, membership interests and/or equity interests of each subsidiary that is not a corporation, have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, proxy, voting trust or other defect of title whatsoever.

(h)The Company is organized in, and its principal place of business is in, the United States.

(i)The Company is not subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12U) of the Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the Commission. The Company is not, and has not been at any time during the two-year period preceding the date the Offering Statement was originally filed with the Commission, required to file with the Commission the ongoing reports required by the Rules and Regulations under Regulation A.

(j) The Company is not, nor upon completion of the transactions contemplated herein will it be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not a development stage company or a "business development company" as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 11Ol(c) of Regulation AB.

(k)Neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the offering, nor any beneficial owner of 20% or more of the Company's outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(1)The Company is not a "foreign private issuer," as such term is defined in Rule 405 under the Act.

(m) The Company has full legal right, power and authority to enter into this Agreement and the Escrow Agreement and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement have each been authorized and validly executed and delivered by the Company and are each a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

(n) The issuance and sale of the Shares have been duly authorized by the Company, and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform to the description  thereof set forth in the Amended Final Offering Circular in all material respects.

(o) The Company has not authorized anyone to engage in Testing-the-Waters Communications. The

Company has not distributed any Testing-the-Waters Communications.

(p) The financial statements and the related notes included in the Offering Statement, and the Amended Final Offering Circular present fairly, in all material respects, the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity  with United States generally accepted accounting principles ("GAAP"), except as may be stated in the related notes thereto.

No other financial statements or schedules of the Company, any Subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Offering Statement or the Amended Final Offering Circular. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(q) AJSH & Co LLP (the "Accountants"), who have reported on the financial statements and schedules described in Section (4)(r), are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Offering Statement and the Amended Final Offering Circular comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information  shown therein.

(r) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Offering Statement and the most recent Preliminary Offering Circular and prior to the Closing, other than as described in the Amended Final Offering Circular (A) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or any Subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, prospects, properties, management, financial position, stockholders' equity, or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Change") and (B) neither the Company nor any Subsidiary has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance  or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering

Statement and the Amended Final Offering Circular.

(s) Since the date as of which information is given in the most recent Preliminary Offering Circular, neither the Company nor any Subsidiary has entered or will before the Closing enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has any plans to do any of the foregoing.

(t) The Company and each Subsidiary has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Offering Statement or the Amended Final Offering Circular as being owned by them, in each case free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Offering Statement or the Amended Final Offering Circular as

being leased by the Company or any Subsidiary that is material to the business of the Company and its Subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries or (B) would not be reasonably expected,

individually or in the aggregate, to have a Material Adverse Effect.

(u) There are no legal, governmental or regulatory actions, suits or proceedings pending, either domestic or foreign, to which the Company is a party or to which any property of the Company is the subject, nor are there, to the Company's knowledge, any threatened legal, governmental or regulatory investigations, either domestic or foreign, involving the Company or any property of the Company that, individually or in the aggregate, if determined adversely to the Company, would reasonably  be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations  under this Agreement;  to the Company's knowledge, no such actions, suits or proceedings  are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(v) The Company and each Subsidiary has, and at each Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, and (2) performed all its obligations required to be performed, and is not, and at each Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected and, to the Company's knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. The Company and its Subsidiaries are not in violation of any provision of its organizational or governing documents.

(w) The Company has obtained all authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub division thereof that is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares and the Underwriter's Securities under this Agreement or the consummation of the transactions contemplated by this Agreement as may be required under federal, state, local and foreign laws, the Act or the rules and regulations of the Commission thereunder, state securities or Blue Sky laws, the rules and regulations of FINRA.

(x) There is no actual or, to the knowledge of the Company, threatened, enforcement action or investigation by any governmental authority that has jurisdiction over the Company, and to its knowledge, the Company has received no notice of any pending or threatened claim or investigation against the Company that would provide a legal basis for any enforcement action, and the Company has no reason to believe that any governmental authority is considering such action.

(y) Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any contract or other agreement to which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, except such conflicts, breaches or defaults as may have been waived or would not, in the aggregate, be reasonably expected to have a Material Adverse Effect; nor will such action result in any violation, except such violations that would not be reasonably expected to have a Material Adverse Effect, of (1) the provisions of the organizational or governing documents ofthe Company or any Subsidiary, or (2) any statute or any order, rule or regulation applicable to the Company or any Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any Subsidiary.

(z) There is no document or contract of a character required to be described in the Offering Statement or the Amended Final Offering Circular or to be filed as an exhibit to the Offering Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been authorized, executed and delivered by the Company or any Subsidiary, and constitute valid and binding agreements of the Company or any Subsidiary, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability. None of these contracts have been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(aa) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company's Common Stock.

(bb) Other than as disclosed to the Underwriter the Company, or any person acting on behalf of the Company, has not and, except in consultation with the Underwriter, will not publish, advertise or otherwise make any announcements concerning the offering and and has not and will not conduct road shows, seminars or similar activities relating offering without the prior notification to the Underwriter.

(cc) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Offering Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Offering Statement.

(dd)No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors.

(ee)The Company and each of its subsidiaries: (i) are and have been in material compliance with all laws, to the extent applicable, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the

Company and its subsidiaries except for such non-compliance as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) have not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Agency or third party alleging that any product operation or activity is in material violation of any laws and has no knowledge that any such Regulatory Agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (iii) are not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority.

(ff)The business and operations of the Company, and each of its Subsidiaries, have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction ("Environmental Laws"), and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(gg)There has been no storage, generation, transportation, use, handling, treatment, Release or threat ofRelease of Hazardous Materials (as defined below) by or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect. "Hazardous Materials" means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount,

including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. "Release" means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(hh) The Company and its Subsidiaries own, possess, license or have other adequate rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company's and each of its Subsidiary's business as now conducted (collectively, the

"Intellectual Property"), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect. Except as set forth in the Amended Final Offering Circular: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or its Subsidiaries; (b) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries; (c) the Company is not aware of any defects in the preparation and filing of any of patent applications within the Intellectual Property; (d) to the knowledge of the Company, the patent applications within the Intellectual Property are being prosecuted so as to avoid the abandonment thereof; (e) to the knowledge of the Company, the patents within the Intellectual Property are being maintained and the required maintenance fees (if any) are being paid; (f) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the

Company's or any of its Subsidiaries' rights in or to any Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; (g) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope or enforceability of any such Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; and (h) there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company's or any of its Subsidiaries' business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and its Subsidiaries are unaware of any other fact which would form a reasonable basis for any such claim. To the knowledge of the Company, no opposition filings or invalidation filings have been submitted which have not been finally resolved in connection with any of the Company's patents and patent applications in any jurisdiction where the Company has applied for, or received, a patent.

(ii) Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary (1) has timely filed all federal, state, provincial, local and foreign tax returns that are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or

(B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company are there any proposed additional tax assessments  against the Company or any Subsidiary which could have, individually or in the aggregate, a Material Adverse Effect. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable by or on behalf of the Underwriter to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with (i) the issuance, sale and delivery of the Shares by the Company; (ii) the purchase from the Company, and the initial sale and delivery of the Shares to purchasers thereof; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(jj) On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be issued and sold on such Closing Date will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(kk) Neither the Company nor its Subsidiaries, nor any director, officer, agent or employee of either the Company or any Subsidiary has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt

Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ll) The operations  of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) Neither the Company nor any of its Subsidiaries nor, to the knowledge ofthe Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions (the "Sanctions Regulations") administered by the Office of Foreign

Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau oflndustry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations ("EAR"); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the

EAR.

(nn) The Company has not distributed and, prior to the later to occur of the last Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than each Preliminary Offering Circular and the Amended Final Offering Circular, or such other materials as to which the Underwriter shall have consented in writing.

(oo) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement

Income Security Act of 1974, as amended ("ERISA"), and all stock purchase, stock option,

stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees, directors or independent contractors of the Company or its Subsidiaries, or under which the Company or any of its Subsidiaries has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a "reportable event" as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by

ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(pp) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other, which would be required to be disclosed in the Offering Statement, the Preliminary Offering Circular and the Amended Final Offering Circular and is not so disclosed.

(qq) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A.

(rr) Except as set forth in this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering ofthe Shares.

(ss) To the knowledge of the Company, there are no affiliations with FINRA among the Company's directors, officers or any five percent or greater stockholder of the Company or any beneficial owner of the Company's unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Offering Statement.

(tt) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The

Company has not directly or indirectly, including through its Subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Offering Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to in the Offering Statement, the Preliminary Offering Circular or the Amended Final Offering Circular and is not

so described.

(uu) The Company has the power to submit, and pursuant to Section (14) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United

States federal court and California state court located in New York, NY, U.S.A. (each, a "New York Court"), and the Company has the power to designate, appoint and authorize, and pursuant to Section (14) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section (14) hereof.

(vv) The Underwriter's Warrants have been duly authorized for issuance. The Company has reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Underwriter's Warrants and, when issued and paid for in accordance with the terms of the Underwriter's Warrants, such shares of Common Stock will be validly issued, fully paid and non-assessable (such shares of Common Stock, together with the Underwriter's Warrants, the "Underwriter's Securities"). The issuance of the Common Stock pursuant to the Underwriter's Warrants will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or any of its subsidiaries.

(5)Agreements of the Company.

(a)The Offering Statement has become qualified, and the Company has filed the Amended Final Offering Circular, subject to the prior approval of the Underwriter, pursuant to Rule 253 and Regulation A, within the prescribed time period and will provide a copy of such filing to the Underwriter promptly following such filing.

(b)The Company will not, during such period as the Amended Final Offering Circular would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 under the Act or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Amended Final Offering Circular unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have reasonably objected thereto in good faith.

(c)The Company will notify the Underwriter promptly, and will, if requested, confirm such notification in writing: (1) when any amendment to the Offering Statement is filed; (2) of any request by the Commission for any amendments to the Offering Statement or any amendment or supplements to the Amended Final Offering Circular or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Amended Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement, the Preliminary Offering Circular or the Amended Final Offering Circular untrue in any material respect or that requires the making of any changes in the Offering Statement, the Preliminary Offering Circular or the Amended Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Shares for offer and sale in any jurisdiction. If at any time the

Commission shall issue any order suspending the qualification of the Offering Statement in connection with the offering contemplated hereby or in connection with sales of Common Stock pursuant to market making activities by the Underwriter, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the

Company has omitted any information from the Offering Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Regulation A, the Act and the Rules and Regulations and to notify the Underwriter promptly of all such filings.

(d)If, at any time when the Amended Final Offering Circular relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Amended Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriter , include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriter, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Underwriter , at any time to amend or supplement the Amended Final Offering Circular or the Offering Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Underwriter and will promptly prepare and file with the Commission, at the Company's expense, an amendment to the Offering Statement and/or an amendment or supplement to the Amended Final Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request. The Company consents to the use of the Amended Final Offering Circular or any amendment or supplement thereto by the Underwriter, and the Underwriter agrees to provide to each Investor, prior to the Closing and a copy of the Amended Final Offering Circular and any amendments or supplements thereto.

(e)The Company will furnish to the Underwriter and their counsel, without charge (a) one conformed copy of the Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (b) so long as an offering circular relating to the Shares is required to be delivered under the Act or the Rules and Regulations, as many copies of each Preliminary Offering Circular or the Amended Final Offering Circular or any amendment or supplement thereto as the Underwriter may reasonably request.

(f) The Company will comply with any undertakings contained in the Offering Statement.

(g)The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Amended Final Offering Circular under the caption "Use of Proceeds."

(h) The Company will use its reasonable best efforts to ensure that the Shares are listed for trading on the NASDAQ Capital Markets.

(i)The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

(j) The Company will not, directly or indirectly, without the prior written consent of the Underwriter, offer to sell, sell, contract to sell, grant any option or warrant to purchase, make any short sale, or otherwise dispose of (or announce any offer, sale, grant of any option or warrant to purchase or other disposition), any shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, (the "Lock-Up Securities") for a period of 180 days after the date of this Agreement (the "Lock-Up Period"), except with respect to (i) the Shares to be sold hereunder, (ii) the issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding as of the date hereof and the issuance of Common Stock or stock options under any employee benefit or stock incentive plan of the Company existing on the date hereof, and described in the Amended Final Offering Circular, (iii) the issuance of Common Stock or stock options under any non-employee director stock plan or dividend reinvestment plan described in the Amended Final Offering Circular, or (iv) the issuance of any shares of Common Stock by the Company in connection with a licensing agreement, joint venture, acquisition or business combination or other collaboration or strategic transaction, provided, however that recipients of such shares of Common Stock agree to be bound by the terms of the lock-up letter described in Section (8)(j) hereof and the sum of the aggregate number of shares of Common Stock so issued shall not exceed 10% of the total outstanding shares of Common Stock outstanding immediately following the consummation of this offering of Shares. If the Underwriter agrees to waive or release any Lock-Up Securities from the Lock-Up Period, the Company will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of such release or waiver.

(6)Representations and Warranties of the Underwriter; Agreements of the Underwriter. The Underwriter represents and warrants and covenants to the Company that:

(a)The Underwriter is a member ofFINRA and each of them and their respective employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering.

(b)Except for participating Dealer agreements, no agreement will be made by the Underwriter with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

(c)Except as otherwise consented to by the Company, the Underwriter has not and will not use or distribute any written offering materials other than the Amended Final Offering Circular. The Underwriter has not and will not use any "broker-dealer use only" materials with members of the public, or has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Offering Statement in connection with offers or sales of the Shares.

(7)Expenses.

(a)Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will not pay, or reimburse the Underwriter, since all costs and expenses are paid by the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Offering Statement (including each and every amendment thereto) and exhibits thereto, each Preliminary Offering Circular and the Amended Final Offering Circular and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (ii) the preparation and delivery of certificates representing the Shares (if any), (iii) furnishing (including costs of shipping and mailing) such copies of the Offering Statement (including each and every amendment thereto), each Preliminary Offering Circular, the Amended Final Offering Circular, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Shares, DTC filing fees and clearing charges paid by the underwriter (iv) all fees and expenses in connection with listing the Shares on the NASDAQ including any supplemental listing application, (v) any filings required to be made by the Underwriter with FINRA, and the fees, disbursements and other charges of counsel for the Underwriter in connection therewith, and in connection with any required review by FINRA, (vi) the registration or qualification of the Shares and the Underwriter's Securities (as defined in Section (4)(vv) for offer and sale under the securities or Blue Sky laws of such jurisdictions designated by the Underwriter, if any, including the fees, disbursements and other charges of counsel to the Underwriter in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) fees, disbursements and other charges of counsel to the Company, (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Investors, and (ix) fees and disbursements of the Accountants incurred in delivering the letter(s) described in Section (8)(g)) of this Agreement.

(b)In addition, the Company agrees to reimburse the Underwriter for expenses relating to the Offering, including all actual fees and expenses incurred by the Underwriter in connection with, the Underwriter's "road show" actual expenses evidenced by invoices. The Underwriters legal fees is capped to the Company at $25,000 per the signed Engagement Agreement, dated June 30,

2017, which is previously paid by the Company to the Underwriter.

(8) Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder are subject to the following conditions:

(a)(i) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Offering Statement or the qualification or exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Offering Statement or the Amended Final Offering Circular shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto in good faith, and the Underwriter shall have received certificates of the Company, dated as of each Closing Date and signed by the President and Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (i), (ii) and (iii).

(b)Since the respective dates as of which information is given in the Offering Statement and the Amended Final Offering Circular, (a) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Statement and the Amended Final Offering Circular and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Offering Statement and the Amended Final Offering Circular, if in the reasonable judgment of the Underwriter any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors and the delivery of the Underwriter's Securities as contemplated hereby.

(c)Since the respective dates as of which information is given in the Offering Statement and the

Amended Final Offering Circular, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Underwriter, would reasonably be expected to have a Material Adverse Effect.

(d)Each of the representations and warranties ofthe Company contained herein shall be true and correct as of each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(e) At the Closing, the Accountants shall have furnished to the Underwriter a letter, dated the date of its delivery (the "Comfort Letter"), addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriter with respect to the financial statements and certain financial information contained in the Offering Statement and the Amended Final Offering Circular.

(f) At the Closing, the Underwriter shall have received the opinion of outside legal counsel to the Company, and lOb-5 letter of negative assurance, in each case addressed to the Underwriter, dated the Closing Date and in form and substance set forth in Exhibit B to this Agreement.

(g) At the Closing, there shall be furnished to the Underwriter a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the ChiefFinancial Officer of the Company, in form and substance satisfactory to the Underwriter to the effect that each signer has carefully examined the Offering Statement and the Amended Final Offering Circular, and that to each of such person's knowledge:

(1) As of the date of each such certificate, (x) the Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Amended Final Offering Circular does not contain any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and no event has occurred as a result of which it is necessary to amend or supplement the Amended Final Offering Circular in order to make the statements therein not untrue or misleading in any material respect.

(2) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties  that are not qualified by materiality.

(3) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(4) No stop order suspending the qualification of the Offering Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(5) Subsequent to the date of the most recent financial statements in the Offering Statement and in the Amended Final Offering Circular, there has been no Material Adverse Change.

(h) The Company shall have furnished or caused to be furnished to the Underwriter such certificates, in addition to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness on any Closing Date of any statement in the

Offering Statement, the Preliminary Offering Circular, or the Amended Final Offering Circular, as to the accuracy on such Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter.

(i) The Underwriter shall have received the lock-up letters referred to in Section (S)U) hereof substantially in the form of Exhibit A from each director, officer and stockholder of the Company named in Schedule 2 hereto.

G)The Company shall have furnished or caused to be furnished to the Underwriter on each Closing Date satisfactory evidence of the good standing of the Company and the Subsidiaries in their respective jurisdiction of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

(1)On or after the Applicable Time there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., NYSE MKT or NASDAQ; (b) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (c) or (d) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered on any Closing Date on the terms and in the manner contemplated in the Amended Final Offering Circular.

(9) Indemnification.

(a) The Company shall indemnify and hold harmless the Underwriter and each of the Dealers, and each of their directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an "Indemnified Party"), from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Indemnified Party is a party thereto)), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (a) any untrue statement or alleged untrue statement made by the Company in Section (4) of this Agreement, (b) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Offering Circular, the Offering Statement or the Amended Final Offering Circular or any amendment or supplement thereto, or (2) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed with the Commission or any securities association or securities exchange (each, an "Application"), or (c) the omission or alleged omission to state in any Preliminary Offering Circular, the Offering Statement, the Amended Final Offering Circular, or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided,

however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity  with written information furnished to the Company by any Indemnified Party through the Underwriter expressly for inclusion in the Offering Statement, any Preliminary Offering Circular, the Amended Final Offering Circular, or in any amendment or supplement thereto or in any Application, it being understood and agreed that the only such information furnished by any Indemnified Party consists of the information described as such in subsection (b) below.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) that (a) arise out of or are based upon any untrue statement made by such Underwriter in Section (6) of this

Agreement, (b) arise out of or are based upon any failure or alleged failure of such Underwriter to pay any compensation to a Dealer or Dealers, or (c) arise out of or are based solely upon an untrue statement or alleged untrue statement of a material fact contained in the Offering

Statement, any Preliminary Offering Circular or the Amended Final Offering Circular, or any amendment or supplement thereto, or arise out of or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Statement, any Preliminary Offering Circular or the Amended Final Offering Circular,

or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an Indemnified Party under subsection (i) or (ii) above of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under such subsection. In case any such action shall be brought against any Indemnified Party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d) If the indemnification provided for in this Section (9) is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above in respect of any losses, claims,

damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection (iii) above, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the Fee received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter will not be required to contribute any amount in excess of the Fee received by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(1 0)Termination.

(a)The obligations of the Underwriter under this Agreement may be terminated at any time prior to the Initial Closing Date, by notice to the Company from the Underwriter, without liability on the part of the Underwriter to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Underwriter: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriter, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriter , inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares;

(iii) trading in the Shares or any securities of the Company has been suspended or materially limited; (iv) trading generally on the New York Stock Exchange, Inc., NYSE Amex or NASDAQ has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (v) a banking moratorium has been declared by any state or Federal authority; or (vi) in the judgment of the Underwriter , there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Amended Final Offering Circular, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b) If this Agreement is terminated pursuant to this Section (10), such termination shall be without liability of any party to any other party; provided that Section (9) (Indemnification) shall survive any termination of this Agreement.

(11)Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

![to the Underwriter:

Network I Financial Securities, Inc. Galleria, Penthouse

2 Bridge Avenue, Building 2

Red Bank, NJ 0770 I

Attn: Damon D. Testaverde, Director oflnvestment Banking

Fax No.: (732) 758-6671

With a copy (which shall not constitute notice) to:

Magri Law, LLC

h

Fort Lauderdale, FL 33334

Attn: Philip Magri

Email: pmagri@magrilaw.com

Fax No.: (646) 836-9200

![to the Company:

Longfin Corp.

16-017, 85 Broad Street, New York NY 10004

Attn: Venkat S. Meenavalli

Title: Chief Executive Officer

(12)Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Underwriter set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriter or any controlling person referred to in Section (9) hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections (4), (5), (6) and (8) hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

(13) Successors. This Agreement shall inure to the benefit of and shall be binding upon the Underwriter, the Company and their respective successors, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Section (9)(a) and Section (9)(d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Underwriter and any person or persons who control the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Section (9)(b) and Section (9)(d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Offering Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed a successor because of such purchase.

(14) Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the New York Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.

Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.

The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the California Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the California Courts, and with respect to any Related Judgment, each party waives any such immunity in the California Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company pursuant to this Agreement in respect of any sum due to the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Underwriter of any sum adjudged to be so due in such other currency, on which the Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriter in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter hereunder, the Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter hereunder.

(15)      Acknowledgement. The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby. Additionally, the Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the

Underwriter has advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated  hereby, and the Underwriter has no responsibility or liability to the Company or any other person with respect thereto. The Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company's securities. Any review by the Underwriter of the Company, the transactions contemplated  hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of, or for the benefit of, the Company.

(16) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(17) Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding, please sign and return to the Company one of the counterparts hereof, and upon the acceptance hereof by you as an Underwriter, this Agreement and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.

Very truly yours,

By:/s/ Venkat S. Meenavalli

Name: Venkat S. Meenavalli

Title: Chief Executive Officer

Accepted as of the date hereof:

NETWORK I FINANCIAL SECURITIES, INC.

By:/s/ Damon D. Testaverde

Name: Damon D. Testaverde

Title: Director of Investment Banking

[Signature Page to Underwriting Agreement]

SCHEDULE 1

SUBSIDIARIES

1.   Stampede Tradex Pte. Ltd.

SCHEDULE2

LIST OF LOCK-UP PARTIES

1.   Venkat S Meenavalli Chairman and Officer, Director

2.   Yogesh Patel Global Head- Officer, Director

3.   Krishanu Singhal Chief Financial Officer

4.   Raj Mondraty Chief Operating Officer

5.   Sarah Altahawi Associate Vice President

6.   Linga Murthy Gaddi Chief Technical Officer

7.   Emmanuel Dasi Chief Investment Officer

8.   Vivek Kumar Ratakonda Chief Compliance Officer

9.   Stampede Capital Limited (officers, directors and 5% stockholders)

10. Krishanu Singhal

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

EXHIBIT B

FORM OF OPINION AND lOB-S LETTER OF COUNSEL TO THE COMPANY

EXHIBIT C

FORM OF UNDERWRITER'S WARRANT